Exhibit 99.1

Isonics Corporation Anticipates Revenue Growth in Semiconductor Segment to
Exceed 45% Increase for Third Quarter Ended January 31, 2006

Company Successfully Completes First Phase of Qualification to Supply 300mm
Semiconductor Products to Two New Customers

GOLDEN, Colo.–(BUSINESS WIRE)—March 7, 2006–Isonics Corporation (Nasdaq:ISON - News), a provider of innovative solutions for the homeland security and semiconductor markets, announced today that its semiconductor business unit in Vancouver, Washington, continues to make substantial progress in revenue growth and operating performance.

The Company anticipates reporting greater than 45% quarterly revenue growth for its third fiscal quarter ended January 31, 2006 as compared to its second fiscal quarter. The Company previously reported a 50% sequential increase in revenue in its semiconductor segment for the second quarter ended October 31, 2005 over its first fiscal quarter in the current fiscal year. Revenue from the third quarter has now increased by 110% over the past two quarters. The increase in revenue and the change in product mix to more 300mm and silicon-on-insulator (SOI) wafers, which have higher gross margins, are expected to result in significantly improved operating results for the Company’s third fiscal quarter, which will shortly be released.

“These results demonstrate that the strong momentum generated during the first half of our fiscal year has continued,” said James E. Alexander, CEO of Isonics. “While this business unit is not currently profitable and is experiencing negative cash flow, we believe that significant demand for large scale 300mm silicon wafers and related services in the U.S will drive further improvement in operating results through continued revenue growth and product mix transition. “

The Company further announced that it has successfully completed the first phase of qualification for the supply of 300mm wafers to two leading global semiconductor industry participants. If the second phase of either or both qualifications are successfully completed, the Company expects to begin recognizing additional revenue from these customers in subsequent quarters.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Homeland Security and Defense, (2) Semiconductor, and (3) Life Sciences. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals, silicon-on-insulator wafers, wafer reclaim services and test wafers, including 300mm, for the semiconductor industry. Isonics’ Life Sciences division markets and sells isotopes to the health care industry for the imaging and treatment of cancer. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent (notwithstanding our operations at Protection Plus Security Corporation) at the present time as we proceed to develop further our IMS and neutron-based detection technologies. Additional information may be obtained at http://www.trilogy-capital.com/tcp/isonics, or at the Company’s Website at www.isonics.com.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve estimates, assumptions, known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2005 and reports subsequently filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in these filings with the Securities and Exchange Commission.

Isonics Corporation

James E. Alexander, 303-279-7900

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